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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-189499 on Form S-3, Registration Statements Nos. 333-190914 and 333-190915 on Form S-4, and Registration Statement No. 333-180854 on Form S-8, of our reports dated March 24, 2014, relating to the consolidated financial statements of Midstates Petroleum Company, Inc. and subsidiary, and the effectiveness of Midstates Petroleum Company, Inc. and subsidiary's internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Midstates Petroleum Company, Inc., for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 24, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM